SCHEDULE 14C

                                 (RULE 14C-101)

         Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

                           Check the appropriate box:

                      |_| Preliminary Information Statement

                      |X| Definitive Information Statement

     |_| Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))

                                 XACT AID, INC.

                  (Name of Registrant As Specified In Its Charter)

                 Payment of Filing Fee (Check the Appropriate Box):

                               |X| No fee required

     |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which the transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_| Fee paid previously with preliminary materials

|_| check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:


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                                 XACT AID, INC.
                       143 TRIUNFO CANYON ROAD, SUITE 104
                           WESTLAKE VILLAGE, CA 91361

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                   AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

                                                           March 28, 2006
                                                           Westlake Village, CA

This information statement has been mailed on or about March 28, 2006 to the stockholders of record on March 1, 2006 (the "Record Date") of Xact Aid, Inc., a Nevada Corporation (the "Company") in connection with certain actions to be taken by the written consent of the majority stockholders of the Company, dated as of March 1, 2006. The actions to be taken pursuant to the written consent shall be taken on or about April 18, 2006, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                       By Order of the Board of Directors,


                        /s/ Fred De Luca
                        --------------------------------
                        Secretary, Director


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                          NOTICE OF ACTION TO BE TAKEN
                                 PURSUANT TO THE

                    WRITTEN CONSENT OF MAJORITY STOCKHOLDERS
                  IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS
                               DATED MARCH 1, 2006

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated March 1, 2006, in lieu of a special meeting of the stockholders. Such actions will be taken on or about April 18, 2006:

1. To Amend the Company's articles of incorporation to authorize 100,000,000 shares of "blank check" Preferred Stock, par value $.001 per share.

                      OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of common stock, par value $.001 per share, ("Common Stock") of which 13,413,521 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. As of the Record Date, the Company did not have any Preferred Stock authorized.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing proposal by resolution dated March 1, 2006, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement. Federico G. Cabo holds 3,000,000 shares of common stock, Fred De Luca holds 6,000,000 shares of common stock, and Robert Pautsch holds 500,000 shares of common stock. Combined, they hold 9,500,000 votes out of a total of 13,413,521 possible votes on each matter submitted to the stockholders. All of the aforementioned shareholders will have voted in favor of the foregoing proposals by resolution dated March 1, 2006.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on April 18, 2006.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to the Nevada General Corporation Law.


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                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 28, 2006, certain information regarding the ownership of the Company's capital stock by:

o each director and executive officer of the Company;

o each person who is known to the Company to be a beneficial owner of more than 5% of any class of the Company's voting stock; and

o by all officers and directors of the Company as a group.

Unless otherwise indicated below, to the Company's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of March 28, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 13,476,021 shares issued and outstanding.

--------------------------------------------------------------------------------
                   Name and Address                                      Percent
 Title of                 Of                      Amount and Nature        Of
   Class         Beneficial Owners (1)         Of Beneficial Ownership    Class
--------------------------------------------------------------------------------
Common Stock     Federico G. Cabo                    3,000,000             22.3%
--------------------------------------------------------------------------------
Common Stock     Fred De Luca                        6,000,000             44.5%
--------------------------------------------------------------------------------
Common Stock     Robert G. Pautsch                    500,000               3.7%
--------------------------------------------------------------------------------
Common Stock     All officers and directors          9,500,000             70.5%
                 As a group (three persons)
--------------------------------------------------------------------------------

(1) Unless otherwise noted, the address for each of the named beneficial owners is 143 Triunfo Canyon Road, Suite 104 Westlake Village, California 91361.

                                CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of the Company, which may result in a change in control of the Company.

                         DISSENTER'S RIGHTS OF APPRAISAL

The stockholders have no dissenter's rights of appraisal.

                     AMENDMENT TO THE ARTICLES OF INCORPORATION

On March 1, 2006, the majority stockholders of the Company authorized an amendment to the Company's articles of incorporation to increase the number of shares of authorized capital stock from 100,000,000 to 200,000,000 shares in the aggregate by authorizing 100,000,000 shares of "blank check" Preferred Stock. The Company currently has authorized capital stock of 100,000,000 shares, all of which are shares of common stock of which approximately 13,413,521 shares are outstanding as of the Record Date. The Board believes that the increase in authorized capital stock through the authorization of 100,000,000 shares of "blank check" Preferred Stock would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

               REASON FOR THE INCREASE IN AUTHORIZED CAPITAL STOCK BY
                           AUTHORIZING PREFERRED STOCK

This amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock would remain unchanged under this proposal.


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The increase in the number of shares of authorized capital stock in order to allow for an authorized "blank check" Preferred Stock of 100,000,000 shares would adequately enable the Company, without further stockholder approval, to issue preferred shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

Pursuant to the laws of the State of Nevada and the Company's articles of incorporation, the Company's board of directors will have the authority, without further action by our stockholders, to issue up to 100,000,000 shares of Preferred Stock in one or more series and to fix the privileges and rights of each series.

The board of directors believes that increasing the number of authorized but unissued shares of Preferred Stock will provide the board with further flexibility to raise capital and to protect the Company against unsolicited takeover attempts, in that shares of Preferred Stock could be issued in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. However, when designating and issuing the Preferred Stock, the board of directors may issue shares with voting, conversion or other rights that could adversely affect the voting power and other rights of the common stockholders. Further, this type of "blank check" Preferred Stock makes it possible for the Company to issue Preferred Stock quickly with terms calculated to delay or prevent a change in the Company's control or make removal of the Company's management more difficult. Additionally, if the Company issues the Preferred Stock, the market price of common stock may decrease, and voting and other rights may decrease.

Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the shares of Preferred Stock which are proposed to be authorized:

NON-BINDING LETTER OF INTENT FOR PROPOSED REVERSE ACQUISITION

On March 3, 2006, the Company entered into a non-binding letter of intent with a private corporation under which the Company intends to acquire not less than 99.92% of the capital stock of the private corporation in exchange for the issuance of shares of the Company's Preferred Stock which are proposed to be authorized and which will be convertible into 95% of the outstanding capital stock of the Company. It is contemplated that on or prior to the closing of the proposed reverse acquisition, the holders of the Company's 10% Callable Secured Convertible Notes will convert into approximately 44,060,282 shares of the Company's common stock and the holder of a certain note under the Company's assignment of pending patent in the aggregate principal amount of $1,000,000 will convert such amount into an aggregate of approximately 16,600,000 shares of the Company's common stock. On or prior to the completion of the reverse acquisition, the Company shall transfer all of its assets to a third party reasonably acceptable to the private corporation.

The completion of the proposed reverse acquisition is subject to the preparation and execution of final definitive agreements containing certain closing conditions which may or may not be met, including, but not limited to the approval by a majority of the Company's shareholders of the reverse acquisition.


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                             ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Annual Report on Form 10-KSB for the year ending June 30, 2005; and

2. Quarterly Report on Form 10QSB for the period ending December 31, 2005.

The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to the Company's principal offices at 143 Triunfo Canyon Road, Suite 104 Westlake Village, CA 91361, attn: Fred De Luca

By Order of the Board of Directors,


                        /s/ Fred De Luca
                        --------------------------------
                        Secretary, Director


Westlake Village, CA
March 28, 2006


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                                    Exhibit A
                            CERTIFICATE OF AMENDMENT

                                 STATE of NEVADA
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION
                                of Xact Aid, Inc.

|_| First: The Board of Directors and a majority of the stockholders of Xact Aid, Inc., a Nevada corporation (the "Corporation"), duly resolved and adopted a proposed amendment of the Articles of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of the Corporation be amended by changing the Article thereof numbered "3." so that, as amended, said Article shall be and read as follows:

"The total number of shares which this Corporation is authorized to issue is 200,000,000 shares. This Corporation is authorized to issue 100,000,000 shares of Common Stock and 100,000,000 shares of Preferred Stock. The Common Stock and the Preferred Stock shall each have a par value of $0.001 per share. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors."

|_| Second: That the foregoing resolution was adopted pursuant to a joint written consent of the Corporation's Board of Directors and majority of stockholders, such consent of stockholders being in accordance with the General Corporation Law of the State of Nevada, and that the holders of the necessary number of shares entitled to vote on this matter duly executed such written consent.

|_| Third: That said amendment was duly adopted in accordance with the provisions the General Corporation Law of the State of Nevada.

|_| Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the undersigned Corporation has caused this Certificate of Amendment of Articles of Incorporation to be signed by a duly authorized officer this ____ day of _________ 2006.

By: Fred De Luca Its: Secretary